                                                                    EXHIBIT 99.4

                       CORRECTIONS CORPORATION OF AMERICA
                               LETTER TO CLIENTS
                                      FOR
                     TENDER OF ALL OUTSTANDING UNREGISTERED
                           7.5% SENIOR NOTES DUE 2011
                                IN EXCHANGE FOR
                           7.5% SENIOR NOTES DUE 2011
                      THAT HAVE BEEN REGISTERED UNDER THE
                             SECURITIES ACT OF 1933

THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON
          , 2004, UNLESS EXTENDED (THE "EXPIRATION DATE").

NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Our Clients:

     We have enclosed herewith a Prospectus, dated          , 2004, of
Corrections Corporation of America, a Maryland corporation (the "Company"), and a related Letter of Transmittal, which together constitute the Company's offer (the "Exchange Offer") to exchange its 7.5% Senior Notes Due 2011 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding unregistered 7.5% Senior Notes Due 2011 (the "Unregistered Notes"), upon the terms and subject to the conditions set forth in the Exchange Offer.

     The Exchange Offer is not conditioned upon any minimum number of Unregistered Notes being tendered.

     We are the holder of record of Unregistered Notes held by us for your account. A tender of such Unregistered Notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Unregistered Notes held by us for your account.

     We request instructions as to whether you wish to tender any or all of the Unregistered Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may, on your behalf, make the representations and warranties contained in the Letter of Transmittal.

                                         Very truly yours,

PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

                    INSTRUCTION TO REGISTERED HOLDER AND/OR
                        BOOK-ENTRY TRANSFER PARTICIPANT

To Registered Holder and/or Participant in the Book-Entry Transfer Facility:

     The undersigned hereby acknowledges receipt of the Prospectus, dated
          , 2004 (the "Prospectus"), of Corrections Corporation of America, a Maryland corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange its 7.5% Senior Notes Due 2011 (the "New Notes") for all of its outstanding 7.5% Senior Notes Due 2011 (the "Unregistered Notes").

     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Unregistered Notes held by you for the account of the undersigned.

     The aggregate face amount of the Unregistered Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

          $          of the 7.5% Senior Notes Due 2011

          With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

          [ ] To TENDER the following Unregistered Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF UNREGISTERED NOTES TO BE TENDERED) (IF ANY):

          $          of the 7.5% Senior Notes Due 2011

          [ ] NOT to TENDER any Unregistered Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Unregistered Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations, that (i) the New Notes acquired in exchange for the Unregistered Notes pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, (ii) the undersigned is not engaging in and does not intend to engage in a distribution of the New Notes, (iii) the undersigned does not have any arrangement or understanding with any person to participate in the distribution of New Notes, and (iv) neither the undersigned nor any such other person is an "affiliate" (within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")) of the Company or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Unregistered Notes that were acquired as a result of market-making or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such New Notes.

                                   SIGN HERE

Name of beneficial owner(s):
--------------------------------------------------------------------------------
                                  SIGNATURE(S)

Name(s):
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 (PLEASE PRINT)

Address:
--------------------------------------------------------------------------------

Telephone number:
--------------------------------------------------------------------------------

Taxpayer Identification or Social Security Number:
                ----------------------------------------------------------------

Date:
--------------------------------------------------------------------------------